                              November 5, 2003

Oppenheimer Principal Protected Trust II
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished  to  Oppenheimer  Principal  Protected
Trust II, a  Massachusetts  business trust,  and its sole series  Oppenheimer
Principal  Protected  Main Street Fund II (the "Fund"),  in  connection  with the  Registration  Statement  on Form  N-1A  (the  "Registration  Statement")
under the  Securities  Act of 1933,  as  amended  (the "1933  Act"),  and the
Investment  Company  Act of  1940,  as  amended,  filed  by the  Fund for the initial  public  offering  of the  Fund's  Class  A,  Class  B,  and  Class C
shares.   As  counsel  for  the  Fund,  we  have   examined  such   statutes,
regulations,  Fund records and other  documents and reviewed  such  questions of law that we deemed  necessary  or  appropriate  for the  purposes  of this opinion.

      Based upon the  foregoing,  we are of the  opinion  that the  foregoing shares to be issued as  described  in the  Registration  Statement  have been duly  authorized  and,  assuming  receipt  of the  consideration  to be  paid therefor,  upon delivery as provided in the Registration  Statement,  will be legally and validly  issued,  fully paid and  non-assessable  (except for the potential  liability of  shareholders  described  in the Fund's  Statement of
Additional Information).

      We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement  and  to  the  reference  to us in  the  Registration
Statement.  We do not  thereby  admit  that we are  within  the  category  of persons  whose  consent is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/ Allan B. Adams
                                    ------------------
                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.